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Exhibit 3.3

SIXTH AMENDED AND
RESTATED BYLAWS
OF
HEALTH NET, INC.

ARTICLE I

OFFICES

    Section 1  Registered Office.  The registered office of Health Net, Inc. (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Corporation.

    Section 2  Executive Offices.  The Corporation will maintain its executive offices in such location as may be determined by the Corporation's board of directors (the "Board of Directors").

    Section 3  Other Offices.  The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation requires.

ARTICLE II

MEETINGS OF STOCKHOLDERS

    Section 1  Place of Meeting.  Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal executive office of the Corporation.

    Section 2  Annual Meetings.  The annual meeting of the Stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on the second Friday of May each year at 10:00 a.m., if not a legal holiday under the laws of the place where such meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of that place, or on such other date and at such hour as may be fixed from time to time by a majority of the Board of Directors.

    Section 3  Special Meetings.  Subject to the rights of the holders of any class or series of stock having a preference over the Corporation's common stock (the "Common Stock") as to dividends or upon liquidation, special meetings of the Stockholders for any purpose or purposes may be called only by a majority of the entire Board of Directors. Only the business specified in the notice of any special meeting of the Stockholders shall come before such meeting.

    Section 4  Notice of Meetings.  Written notice of each meeting of the Stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 days nor more than 60 days before the date of such meeting to each Stockholder of record entitled to notice of the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States of America mail, postage prepaid, directed to the Stockholder at the Stockholder's address as it appears on the records of the Corporation. Each notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

    Notice of any meeting of Stockholders shall be deemed waived by any Stockholder who shall attend the meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice or who shall waive notice thereof as provided in Article X of these Bylaws. Notice of adjournment of a meeting of Stockholders need not be given if the time and place to which it is adjourned are announced at the meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

    Section 5  Quorum.  The holders of a majority of the votes entitled to be cast by the Stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the Stockholders of each class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

    Section 6  Adjournments.  In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the Stockholders, present in person or by proxy, may adjourn the meeting from time to time. Whether or not a quorum is present at such meeting, the chairman of the meeting may adjourn the meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

    Section 7  Order of Business.  At each meeting of the Stockholders, the Chairman of the Board, or, in his absence, such person designated by the Board of Directors, shall act as chairman.

    Section 8  List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the Stockholders, a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the Stockholder's name. The list shall be produced and kept available at the times and places required by law.

    Section 9  Voting.  Each Stockholder of record of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation shall be entitled at each meeting of the Stockholders to that number of votes for each share of the stock as may be fixed in the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the stock. Unless specifically provided otherwise in the Certificate of Incorporation or in resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, each Stockholder of record of Common Stock shall be entitled at each meeting of the Stockholders to one vote for each share of the stock registered in that Stockholder's name on the books of the Corporation:

      (a) on the date fixed pursuant to Section 7.6 of Article VII of these Bylaws as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting; or

      (b) if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, then at the close of business on the day next preceding the day on which the meeting is held.

    Each Stockholder entitled to vote at any meeting of the Stockholders may authorize not in excess of three persons to act for the Stockholder by a proxy signed by the Stockholder or the Stockholder's attorney-in-fact. Any proxy shall be delivered to the Secretary of the Corporation at or prior to the time designated for holding the meeting, but in any event not later than the time designated in the order of business for so delivering proxies. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

    Except as provided in the Certificate of Incorporation, at each meeting of the Stockholders, all corporate actions to be taken by vote of the Stockholders shall be authorized by a majority of the votes cast by the Stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the Stockholders of that class, present in person or represented by proxy, shall be the act of the class.

    Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot, In the case of a vote by written ballot, each ballot shall be signed by the Stockholder voting, or by the Stockholder's proxy, and shall state the number of shares voted.

    Section 10  Inspectors.  Either the Board of Directors or, in the absence of designation of inspectors by the Board of Directors, the chairman of the meeting of the Stockholders may, in its or such person's discretion, appoint one or more inspectors to act at any meeting of the Stockholders. The inspectors shall perform such duties as shall be specified by the Board of Directors or the chairman of the meeting. Inspectors need not be Stockholders. No director or nominee for the office of director shall be appointed as an inspector.

    Section 11  Consent in Lieu of Meeting.  Notwithstanding anything contained in these Bylaws to the contrary, no action required or permitted to be taken at any meeting of Stockholders of this Corporation may be taken by written consent without a meeting of Stockholders.

ARTICLE III

BOARD OF DIRECTORS

    Section 1  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the Stockholders.

    Section 2  Number, Qualification and Election. The Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors, the exact number of which shall be fixed from time to time by the Board of Directors. A majority of the directors comprising the Board of Directors shall be Independent Directors (as defined below).

    Each of the directors of the Corporation shall hold office for the term for which he is elected and until (i) his successor has been elected and qualified or (ii) his earlier death, resignation or removal. The directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes as nearly equal in number as possible: Class I whose term expires at the annual meeting of Stockholders held in 1997, Class II whose term expires at the annual meeting of Stockholders held in 1998 and Class III whose term expires at the annual meeting of Stockholders held in 1999, with each class to hold office until its successors are elected and qualified. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the Stockholders, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election.

    Directors need not be Stockholders.  In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected.

    Directors shall be deemed to have retired and resigned from the Board of Directors effective immediately prior to the first annual meeting of stockholders of the Corporation occurring after such Director attains seventy-two years of age, provided, however, that members of the Board of Directors on February 4, 1999 shall be deemed to have retired and resigned from the Board of Directors effective upon the date of the first annual meeting of stockholders of the Corporation occurring after such Director attains seventy-five years of age.

    For the purposes of these Bylaws, the term "Independent Director" shall mean a director who:

  (a)
  is not currently employed by the Corporation in an executive capacity;
  (b)
  is not, and is not affiliated with a company or firm that is an advisor or consultant to the Corporation;

  (c)
  has no personal services contract(s) with the Corporation or the Corporation's senior management, unless such a contract has been approved by a majority of the Independent Directors for a special engagement for a limited period of time;
  (d)
  is not an officer, director, employee or paid consultant of a not-for-profit entity that receives significant contributions from the Corporation;
  (e)
  within the last year, has not had any business relationship with the Corporation that the Corporation has been required to disclose under the Securities and Exchange Commission disclosure regulations, unless a majority of the Independent Directors determine that such business relationship is not material to the Corporation and does not interfere with the exercise of the director's independent judgment;
  (f)
  is not employed by a public company at which an executive officer of the Corporation serves as a director;
  (g)
  has not had a relationship described in (a) through (f) above with any affiliate of the Corporation; and
  (h)
  is not a member of the immediate family of any person described in (a) through (g) above.

    Section 3  Notification of Nominations.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Committee on Directors as provided in Article IV, Section 4.4, or by any Stockholder entitled to vote for the election of directors.

    A Stockholder's nomination shall be made by giving timely notice in proper written form thereof to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the executive offices of the Corporation not less than 60 calendar days nor more than 90 calendar days prior to the meeting; provided that, in the event that less than 40 calendar days' notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the day on which the notice of the date of the meeting was mailed or public disclosure was made.

    To be in proper written form, a Stockholder's notice shall set forth in writing: (i) as to each person whom the Stockholder proposes to nominate for election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to, the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the Stockholder giving the notice, (w) the name and record address, as they appear on the Corporation's books, of the Stockholder, (x) the class and number of shares of stock of the Corporation which are owned beneficially or of record by the Stockholder, (y) a description of all arrangements or understandings between the Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the Stockholder and (z) a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. At the request of the Board of Directors, any person nominated by the Committee on Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

    In the event that a Stockholder seeks to nominate one or more directors, the Secretary shall appoint an inspector, who shall not be affiliated with the Corporation, to determine whether the Stockholder has complied with this Section 3.3. If the inspector shall determine that the Stockholder has not complied with this Section 3.3, then the inspector shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

    Section 4  Quorum and Manner of Acting.  Except as may otherwise be provided by these Bylaws or the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

    Section 5  Place of Meeting.  The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

    Section 6  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

    Section 7  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the Board of Directors.

    Section 8  Notice of Meetings.  Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to the director at the director's residence or usual place of business, at least one calendar day before the day on which the meeting is to be held or shall be sent to the director at such place by telegraph or be given personally or by telephone or telecopy not later than one calendar day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting, prior to or at its commencement, the lack of notice. Every notice shall state the time and place but need not state the purpose of the meeting.

    Section 9  Order of Business.  The Chairman of the Board shall preside at meetings of the Board of Directors and shall call such meetings to order and may adjourn such meetings from time to time. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at meetings of the Board of Directors.

    Section 10  Participation in Meeting by Means of Communications Equipment.  Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    Section 11  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of the committee.

    Section 12  Resignations.  Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

    Section 13  Removal of Directors.  Any director may be removed at any time only for cause by an affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of voting stock. A vacancy in the Board of Directors caused by any removal may be filled by the Stockholders at that meeting or as provided in Section 3.14 of these Bylaws.

    Section 14  Vacancies.  In the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a director elected to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled shall be filled by the Committee on Directors. The director elected to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal in the manner provided by these Bylaws.

    Section 15  Compensation.  Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 3.15 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper consideration therefor.

ARTICLE IV

COMMITTEES

    Section 1  Committees.  The standing committees of the Board of Directors of the Corporation shall be a Compensation and Stock Option Committee, an Audit Committee, a Finance Committee and a Committee on Directors. Members of each committee of the Board of Directors, including committees established under Section 4.6 hereof, shall be designated by a majority of the Board of Directors. The Chairman of the Board shall appoint the chairman of each committee.

    Section 2  Compensation and Stock Option Committee.  The Compensation and Stock Option Committee shall have the exclusive power:

      (a) To recommend to the Board of Directors the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of the two most highly compensated Corporate Officers of the Corporation, which recommendation shall be subject to ratification, modification or rejection by the Board of Directors;

      (b) To approve the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of up to thirty-five senior officers of the Corporation and its subsidiaries including the two Corporate Officers covered in Subsection (a) above, which senior officers shall be designated by the Committee in consultation with management;

      (c) To review and approve, on a general and policy level basis only, the compensation and benefits of officers, managers and employees other than those covered in (a) and (b) above, based on management's presentation of all relevant factors of proposed actions in totality, and advise the Board of Directors of actions taken; and such compensation and benefit matters shall be deemed within the Committee's general oversight;

      (d) To recommend to the Board of Directors corporate-wide policies with respect to direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any;

      (e) To administer the Corporation's stock option or other stock-based and equity-based plans (the "Plans"), including the review and approval of all grants thereunder;

      (f)  To fulfill the purposes of the Plans, including, without limitation, through the conditional grant of options and other benefits under the Plans;

      (g) To recommend to the Board of Directors any revisions or additions to the Plans;

      (h) To recommend to the Board of Directors appropriate actions with respect to modification, revision or termination of trusteed employee benefit or welfare plans (such as 401(k) or pension plans), with action with respect to such trusteed plans being reserved to the Board of Directors; and

      (i)  To review and report to the Board of Directors, when so requested, on any compensation matter.

    Section 3  Audit Committee.  The Audit Committee shall have the following responsibilities:

      (a) To review the scope, cost, and results of the independent audit of the Corporation's books and records, including the annual financial statements, through conferences and direct communication with the independent auditors;

      (b) To review the results of the independent audit of the annual financial statements with management and the internal auditors;

      (c) To review the adequacy of the Corporation's accounting, financial, and operating controls, and the recommendations of the independent auditors related thereto, through conferences and direct communication with the internal auditors and other responsible corporate executives;

      (d) To recommend annually to the Board of Directors the selection of the independent auditors;

      (e) To approve the appointment or removal of the independent audit manager;

      (f)  To consider proposals made by the Corporation's independent auditors for consulting work other than normal auditing and to judge whether or not such work could result in a loss of "independence"; and

      (g) To review and report to the Board of Directors, when so requested, on any accounting or financial matters.

    Section 4  Committee on Directors.  The Committee on Directors shall have the following responsibilities:

      (a) To review qualifications of candidates for Board of Directors membership from whatever source received;

      (b) (i) To nominate candidates for election to the Board of Directors at each annual meeting of Stockholders of the Corporation and (ii) to fill vacancies on the Board of Directors which occur between annual meetings of Stockholders;

      (c) To recommend to the Board of Directors criteria relating to tenure as a director, such as retirement age, limitations on the number of times a director may stand for reelection, the continuation of directors in an honorary or similar capacity and the definition of independence as it relates to the directors; and

      (d) To recommend to the Board of Directors the actual assignments of individual directors (by name) to Board of Directors committees; and

      (e) To be responsible for implementing a process for the Board of Directors to perform a self-evaluation of its performance on at least an annual basis.

    Section 5  Finance Committee.  The Finance Committee shall have the following responsibilities:

      (a) To review the Corporation's investment policies and guidelines;

      (b) To monitor performance of the Corporation's investment portfolio;

      (c) To review the Corporation's financial structure and operations in light of the Corporation's long-term objectives and to coordinate such review with the Audit Committee;

      (d) To review and recommend to the Board of Directors appropriate action on proposed acquisitions and divestitures;

      (e) To establish appropriate authority levels for various officials of the Corporation with respect to mergers and acquisitions, divestitures and capital expenditures; and

      (f)  To review and recommend appropriate action with respect to the Corporation's short- and long-term debt structure.

    Section 6  Other Committees.  The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee.

    Section 7  Procedures.  Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the committee may deem to be proper. A majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at a meeting at which a quorum is present shall be the act of the committee. No meeting of any committee of the Board of Directors may be held unless notice has been given and/or waived by the members of the committee. Meetings may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each committee meeting of the Board of Directors shall be sent by mail telegraph or telephone or delivered personally to each member thereof not later than one calendar day before the day on which the meetings is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting prior to or at its commencement the lack of notice. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the members thereof shall be present thereat and shall not protest the holding of the meeting. Any committee of the Board of Directors shall keep written minutes of its proceedings and shall report on its proceedings to the Board of Directors.

ARTICLE V

OFFICERS

    Section 1  Election.  The officers of the Corporation shall include a Chairman of the Board (who must be a director), a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors or, except for the office of Chairman of the Board and President and Chief Executive Officer, by the President and Chief Executive Officer. The Board of Directors or the President and Chief Executive Officer, in its or his

discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Each officer of the Corporation shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors, if such officer was appointed by the Board of Directors, or by the President and Chief Executive Officer, if such officer was appointed by the President and Chief Executive Officer. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by the President and Chief Executive Officer in accordance with this Section 5.1.

    Section 2  Removal.  All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer other than the President and Chief Executive Officer and the Chairman of the Board may also be removed at any time by the President and Chief Executive Officer.

    Section 3  Resignation.  Any officer may resign at any time by giving notice to the Board of Directors, the President and Chief Executive Officer or the Secretary of the Corporation. Any resignation shall take effect at the date of receipt of the notice of resignation or at any later date specified therein, but the acceptance of the resignation shall not be necessary to make it effective.

    Section 4  Vacancies.  A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to the office.

    Section 5  Chairman of the Board.  The duties of the Chairman of the Board shall be to preside at meetings of the Board of Directors and, if present, to preside at the meetings of the Stockholders. The Chairman of the Board shall preside as chairman of the meetings of the Board of Directors or of any committee on which he serves, and shall preside as chairman of the Stockholder meetings. The Chairman shall work in cooperation with the President and Chief Executive Officer to prepare agendas and presentations for all meetings of the Board of Directors and of Stockholders. Except where by law the signature of the President is required the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors. The Chairman of the Board shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Bylaws or by the Board of Directors.

    Section 6  President and Chief Executive Officer.  The President and Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the Stockholders and the Board of Directors and otherwise exercise and discharge all the duties of the Chairman. The President and Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time determine, subject to the terms of applicable employment agreements.

    Section 7  Chief Financial Officer.  The Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or the Board of Directors.

    Section 8  Treasurer.  The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or the Board of Directors.

    Section 9  Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.  Each Executive Vice President, Senior Vice President and Vice President shall have such powers and duties as shall be prescribed by the President and Chief Executive Officer or the Board of Directors.

    Section 10  Secretary.  The Secretary shall see that all notices required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on the certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed, and the Secretary shall in general perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President and Chief Executive Officer or the Board of Directors.

    Section 11  Assistant Treasurers and Assistant Secretaries.  The Assistant Treasurers and Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the President and Chief Executive Officer or the Board of Directors, and in the absence of the Secretary or Treasurer, as the case may be, or in the event of his disability or refusal to act, shall perform the duties of the Secretary or Treasurer, respectively, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary or Treasurer, respectively.

ARTICLE VI

INDEMNIFICATION

    Section 1  Directors and Officers.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time may be in effect. To the maximum extent permitted by law, the Corporation shall advance expenses (including attorneys' fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 6.1 shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Section 6.1 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    Section 2  Agents and Employees.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time may be in effect. Such right of indemnification shall not be deemed to be exclusive of any other right to which such person may be entitled apart from the foregoing provisions.

ARTICLE VII

CAPITAL STOCK

    Section 1  Certificates of Shares.  Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all signatures may be facsimiles if countersigned by a transfer agent or registrar. If any officer, transfer agent or registrar whose manual or facsimile signature is affixed to any certificate ceases to be an officer, transfer agent or registrar before the certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were still such at the date of its issue.

    Section 2  Transfer of Shares.  Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of stock stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

    Section 3  Addresses of Stockholders.  Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notice of meetings and all other corporate notices may be served or mailed to such person, and, if any Stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to the person at the person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

    Section 4  Lost, Destroyed and Mutilated Certificates.  The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue to such holder a new certificate or certificates for such shares of stock, upon the surrender of the mutilated certificates or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any certificate or the issuance of a new certificate.

    Section 5  Regulations.  The Board of Directors may make such additional rules and regulations as it may deem to be expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem to be expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

    Section 6  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any right, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 calendar days nor less than 10 calendar days before the date of such meeting, nor more than 60 calendar days prior to any other action. A determination of the Stockholders entitled to notice or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII

SEAL

    The Board of Directors shall provide a corporate seal, which shall bear the full name of the Corporation and such other words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

FISCAL YEAR

    The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE X

WAIVER OF NOTICE

    Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed to be equivalent to such notice.

ARTICLE XI

AMENDMENTS

    The Board of Directors shall have the power to amend, alter or repeal these Bylaws and to adopt new Bylaws from time to time by an affirmative vote of seventy-five percent (75%) of the entire Board of Directors, as then constituted.

ARTICLE XII

MISCELLANEOUS

    Section 1  Execution of Documents.  The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including, but not limited to, the authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 12.1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

    Section 2  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

    Section 3  Checks.  All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

    Section 4  Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem to be necessary or proper so that the Corporation may exercise its powers and rights. In the absence of any such designation, the President shall have the authority granted under this Section 12.4.

    Section 5  Bylaws Subject to Law and Certificate of Incorporation.  Each provision of these Bylaws is subject to any contrary provision contained in the Certificate of Incorporation or of any applicable law as from time to time may be in effect, and, to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as and in any case in which it is inconsistent, but for all other purposes these Bylaws shall continue in full force and effect.

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SIXTH AMENDED AND RESTATED BYLAWS OF HEALTH NET, INC.
ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV COMMITTEES
ARTICLE V OFFICERS
ARTICLE VI INDEMNIFICATION
ARTICLE VII CAPITAL STOCK
ARTICLE VIII SEAL
ARTICLE IX FISCAL YEAR
ARTICLE X WAIVER OF NOTICE
ARTICLE XI AMENDMENTS
ARTICLE XII MISCELLANEOUS